EXHIBIT 99.1

1347 PROPERTY INSURANCE HOLDINGS, INC. ANNOUNCES BUYOUT

OF MANAGEMENT SERVICES AGREEMENT WITH KINGSWAY FINANCIAL SERVICES INC.

Tampa, FL – February 24, 2015 – 1347 Property Insurance Holdings, Inc. (NASDAQ:PIH) (“PIH” or the “Company”), announced today that it has entered into a definitive agreement with 1347 Advisors LLC (“Advisors”), a subsidiary of Kingsway Financial Services Inc. (“Kingsway”), to terminate the management services agreement that was put in place between the parties prior to the initial public offering of PIH under which Advisors provided certain services to PIH, including forecasting, analysis of capital structure and reinsurance programs, consultation regarding restructuring or capital raising transactions, and consultation in corporate development initiatives.

 Douglas N. Raucy, Chief Executive Officer, commented, “As part of our continued progression as a public company, we were pleased to reach an agreement with 1347 Advisors where both parties can focus on executing their respective growth strategies. We appreciated the support that Kingsway provided PIH during its founding and initial growth phase. We look forward to entering new insurance markets and continuing to expand our business.”

Pursuant to the transaction, which closed today, Advisors will receive the following consideration:

•	$2 million in cash;
•	$3 million of 8% preferred stock of PIH, redeemable in five years;
•	A Performance Share Grant Agreement with PIH, whereby Advisors will be entitled to receive 100,000 shares of PIH common stock if at any time the last sales price of PIH’s common stock equals or exceeds $10 per share for any 20 trading days within any 30-trading day period; and
•	Warrants to purchase 1,500,000 shares of common stock of PIH with a strike price of $15, expiring in seven years.

About 1347 Property Insurance Holdings, Inc.

1347 Property Insurance Holdings, Inc. is a property and casualty insurance holding company incorporated in Delaware. In December 2012, the Company began providing property and casualty insurance to individuals in Louisiana through its wholly-owned subsidiary, Maison Insurance Company. The Company’s insurance offerings currently include homeowners’ insurance, manufactured home insurance and dwelling fire insurance.

Forward Looking Statements

This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are not historical facts, and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. Words such as "expects", "believes", "anticipates", "intends", "estimates", "seeks" and variations and similar words and expressions are intended to identify such

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February 24, 2015

forward-looking statements. Such forward-looking statements relate to future events or future performance, but reflect Company management's current beliefs, based on information currently available. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements.  For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward looking statements, please refer to the section entitled "Risk Factors" in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2014.  Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward looking statements whether as a result of new information, future events or otherwise.

Additional Information

Additional information about 1347 Property Insurance Holdings, Inc., including its Quarterly Report on Form 10-Q for the quarter ended September 30, 2014, can be found at the U.S. Securities and Exchange Commission's website at www.sec.gov, or at PIH’s corporate website: www.1347pih.com.

CONTACT:	-OR-	INVESTOR RELATIONS:
1347 Property Insurance Holdings, Inc.		The Equity Group Inc.
Douglas N. Raucy		Forrest Hunt
Chief Executive Officer		Associate
(813) 579-6210 / draucy@maisonins.com		(212)836-9610/fhunt@equityny.com